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                                                                     Exhibit 3.3

                                      BY-LAWS OF

                                  SUN APPAREL, INC.

                                      ARTICLE I
                                         NAME

          SECTION 1.     The name of this corporation is Sun Apparel, Inc.

                                       LOCATION

          SECTION 2. The location of its principal office and place of business shall be 11201 Armour Drive, El Paso, Texas 79935.

          SECTION 3.     The Corporation shall not have a corporate seal.

                                      ARTICLE II

                               SHARES AND SHAREHOLDERS

          SECTION 1. A statement of the aggregate number of shares which this Corporation shall have authority to issue, the classes of such shares and the par value of each of such shares, is stated in its Articles of Incorporation, and reference is made thereto for all purposes.

          SECTION 2. The shareholders of this Corporation shall be those who appear on the books of the Corporation as the holders of one or more shares, or fractional shares, of the stock of this Corporation, for the purpose of determining the owners thereof for voting purposes and for the purpose of payment of dividends.



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          SECTION 3.     All transfers of the shares of this Corporation shall
be made in accordance with the provisions of Chapter 8 -- Investment Securities -- of the Texas Business and Commerce Code. Certificates of shares shall be surrendered and canceled at the time of transfer. No transfer of shares shall be made within three days next preceding the date appointed for paying dividends.

          SECTION 4. In case of loss or destruction of a certificate of shares, another may be issued in its place upon proof of such loss or destruction, and the giving of a satisfactory bond of indemnity if so required by the Board of directors.

          SECTION 5. All certificates of shares of the Corporation, when issued, shall be signed by the President or Vice President, and by the Secretary or an Assistant Secretary.

          A. Each certificate representing shares shall state upon the face thereof:

          (1) That the Corporation is organized under the laws of the State of Texas;

          (2)  The name of the person to whom it is issued;

          (3) The number and class of shares and designation of the series, if any, which such certificates represent; and

          (4) The par value of each share represented by such certificates, or a statement that such shares are without par value.


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          B.   In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, as permitted by this Act, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and
(a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under this Act, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

     No certificate shall be issued for any share until the consideration therefor fixed, as provided by law, has been fully paid.

          SECTION 6. Subscriptions for shares shall be paid for in full at such time or in such installments and at such times as shall be determined by the Board of Directors. In case of default in the payments of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation. The Board of Directors shall have the right to provide that failure to pay installments or calls shall work a forfeiture of a subscrip-


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tion and all amounts paid thereon.  Provided, however, no forfeiture of a subscription shall be declared unless the amount due thereon shall remain unpaid for a period of twenty (20) days after written demand has been made therefor.

                                     ARTICLE III

                                 SHAREHOLDERS MEETING

          SECTION 1. The regular annual meeting of the Shareholders shall be held at the registered office of the Corporation in El Paso, Texas, or at such other place and at such date and time as the Board of Directors may determine.

          SECTION 2. Special meetings of the Shareholders may be called by the Chairman, the President, the Board of Directors, or the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting.

          SECTION 3. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Shareholder not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting. Notice may be waived in writing before or after the time stated therein.

          SECTION 4. Each meeting of the Shareholders shall be presided over by the President of the Corporation, if present, or in his absence, by the Chairman, or by a Vice President, or in the absence of all of the above, it shall be organized by the



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election of a chairman of the meeting, and the Secretary or an Assistant
Secretary of the Corporation shall attend such meeting of the Shareholders and act as secretary thereof or the chairman of the meeting may at his discretion appoint a secretary of the meeting. The quorum for a meeting of the Shareholders shall consist of a simple majority of the shares entitled to vote, represented in person or by proxy. The vote of the holders of a majority of the shares entitled to vote and be represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

          SECTION 5. Any action required to be taken, or which may be taken, at the meeting of the Shareholders, may be taken without a meeting, or by a telephonic meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the Shareholders.

          SECTION 6. All proxies shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. All proxies shall be filed with the secretary of the meeting before being voted upon.

          SECTION 7. Except as otherwise provided by the Articles of Incorporation or the Texas Business Corporation Act, each outstanding share shall be entitled to vote on each matter submitted to a vote at a meeting of shareholders.


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                                      ARTICLE IV

                                      DIRECTORS

          SECTION 1. The Directors of this Corporation shall have the general management of the business and affairs of the Corporation.

          SECTION 2. The number of Directors of the Corporation shall be not less than one but not more than ten.

          SECTION 3. A majority of the Directors qualified and acting shall constitute a quorum. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 4. Each Director shall serve from his election until the next succeeding annual meeting of the Shareholders and until his successor shall have been duly elected and qualified, unless sooner removed pursuant to these By-Laws.

          SECTION 5. Within a reasonable time after the election of each new Board of Directors, such newly elected Directors shall convene in meeting for the purpose of election of officers, and for the purpose of conducting such other business as may be desired by those present at the meeting. Such meeting of the Directors shall be a general meeting of the Board of Directors and any business of the Corporation may be transacted thereat.

          SECTION 6. The Board of Directors of this Corporation may hold special meetings at any time and at any place by unanimous consent. The Chairman or


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the President of the Corporation or any two (2) of qualified and acting
Directors may call a special meeting of the Board of Directors to be held at any time and at any place. Notice of such special meetings so called shall be given by the Secretary or an Assistant Secretary or by the President or Chairman in either or by a combination of the following methods, to wit:

          (a) Actual notice in person or by telephone to each Director at least one day in advance of the date set for the meeting.

          (b) Notice by mail or telegraph sent to each Director in time in regular course of business to reach each respective Director at least one
     (1) day prior to the date set for such meeting. In case of written or telegraphic notices, the same shall be sufficient if sent charges prepaid to the last address known to the Secretary as shown by the records of the Corporation of each respective Director.

          (c) Notice of any particular meeting may be given to a part of the Directors in one manner and to the remaining Directors in a different manner. Notice may be waived in writing before or after the time stated therein.

          SECTION 7. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors through less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

          SECTION 8. Any Director elected by the Shareholders, or elected by the Board of Directors to fill a vacancy, may be removed by the Shareholders, and such removal shall be in the sole discretion of the shareholders whenever in their judgment


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the best interests of the Corporation shall be served thereby, and in addition, such removal may be without cause.

          SECTION 9. The President of the Corporation shall act as chairman of all meetings of the Board of Directors and in his absence by the Chairman, or those present at the meeting of the Board of Directors shall organize by the election of a chairman pro tem. The Secretary of the Corporation shall attend all meetings of the Board of Directors. In his absence, an Assistant Secretary may act as Secretary thereof or the President or Chairman may at any time appoint any person including himself to act as secretary of the meeting.

          SECTION 10. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken if a consent in writing setting forth the action so taken shall be signed by all of the members of the Board of Directors, and such consent shall have the same force and effect as a unanimous vote at a meeting of the Directors.

                                      ARTICLE V

                              OFFICERS AND THEIR DUTIES

          SECTION 1. The officers of the Corporation shall be a Chairman, a President, a Vice President, a Secretary and a Treasurer and such other officers as the Board of Directors shall consider necessary or proper for the management of the Corporation's affairs. Any two (2) or more offices may be held by the same person.



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          SECTION 2.     The term of the of fice of each officer shall be one
year from his election, but each officer shall serve until his successor shall have been duly elected, unless sooner removed by the Board of Directors.

          SECTION 3. Each new Board of Directors, at its first meeting, shall choose and elect also the officers of the Corporation for the ensuing year and until their successors are elected. It shall not be necessary for any of the officers to be members of the Board of Directors.

          SECTION 4. Each officer of the Corporation shall have all of the rights, powers, and duties and privileges usually incident to his respective office in an ordinary corporation for profit.

                                      ARTICLE VI

                            BOOKS, RECORDS, CHECKS, DRAFTS

          SECTION 1. The general books, records and share certificate books of this corporation shall be kept at its registered Office.

          SECTION 2. Any person who shall have been a Shareholder of record for at least six (6) months immediately preceding his demand, or who shall be the holder of record of at least twenty percent (20%) of all of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any


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proper purpose, the Corporation's books, records, minutes and record of
Shareholders and shall be entitled to make extracts therefrom.

                                     ARTICLE VII

                              OPERATION AS S CORPORATION

          SECTION 1. It is the policy and intention of this Corporation that all distributions and dividends declared or distributed or deemed to have been declared or distributed, whether by express declaration, by operation of law, as the result of audit by the Internal Revenue Service or otherwise shall be distributed among the Shareholders of this Corporation in the proportions that the numbers of shares of stock of the Corporation each of them holds bears to the total number of shares of stock of the Corporation outstanding. To implement such policy and intent, it is hereby affirmed that all Shareholders of the Corporation are entitled to all dividends and distributions, whether expressly declared or deemed to have been declared, and all distributions thereof, in the proportions that the number of shares each of them holds bears to the total number of shares of stock of the Corporation outstanding at the time of the declaration of such dividend or at the time such dividend or distribution is deemed to have been declared. To the extent any Shareholder shall receive a distribution or dividend, whether expressly declared or deemed to have been declared, by operation of law, as the result of audit by the Internal Revenue Service or otherwise, which shall be in excess of the amount he shall be entitled to hereunder, he shall hold such excess amount in trust for


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those other Shareholders who shall be entitled thereto in accordance with the provisions hereof, and upon demand by any of them or by the corporation, shall pay over such excess amount to the Shareholders entitled thereto, together with interest at the applicable federal rate, determined in accordance with Section 1274 (d) (1) of the Internal Revenue Code of 1986, for the period from the date the paying Shareholder shall have received or shall be deemed to have received such excess amount until the date of payment. The Corporation shall not declare or distribute or be deemed to have declared or distributed any dividends or distributions inconsistent with provisions hereof.

                                     ARTICLE VII

                                      AMENDMENTS

     SECTION 1. These By-Laws may be amended at any time and from time to time as authorized by the laws of the State of Texas.









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